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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): January 11, 2000



                               BEST SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



           Virginia                      0-23117                54-1222526
(State or other jurisdiction      (Commission File No.)       I.R.S. Employer
      of incorporation)                                     (Identification No.)


                            11413 Isaac Newton Square
                             Reston, Virginia 20190
                    (Address of principal executive offices)



                                 (703) 709-5200
              (Registrant's telephone number, including area code)



                                       N/A
          (former name or former address, if changed since last report)


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ITEM 5.         OTHER ITEMS.

        1. Filed herewith as Exhibit 99.1 is a press release issued on January 12, 2000 by Best Software, Inc. (the "Company") announcing the execution of an Agreement and Plan of Merger dated as of January 12, 2000 (the "Merger Agreement"), by and among the Company, The Sage Group plc ("Parent") and Bobcat Acquisition Corp., a wholly owned subsidiary of Parent ("Purchaser"). The Merger Agreement provides for Purchaser to commence a cash tender offer (the "Offer") within five business days for all of the shares of common stock, no par value per share (collectively, the "Shares"), of the Company at a price of $35.00 per Share, net to the seller in cash, upon the terms and subject to the conditions contained in the Agreement. The Merger Agreement further provides that, as soon as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement (including, without limitation, the consummation of the Offer), and in accordance with the relevant provisions of the Virginia Stock Corporation Act, as amended, Purchaser will be merged (the "Merger") with and into the Company. Following the consummation of the Merger, the Company will continue as the surviving corporation and will be a wholly owned subsidiary of Parent. In the Merger, the holders of Shares (other than the Company, Parent, Purchaser or any subsidiary of any of the foregoing) will receive the same per Share consideration as is paid to holders of Shares in the Offer. The foregoing is qualified in its entirety by reference to the complete text of the Press Release which is filed as Exhibit 99.1 hereto.

        2. Filed herewith as Exhibit 99.2 is a press release issued on January 12, 2000 by the Company announcing the Company's financial results for the fourth quarter of 1999, which is incorporated herein by this reference.

        3. Filed herewith as Exhibit 3.3 is an amendment to the Company's Bylaws approved on January 11, 2000 by the Board of Directors to provide that
Article 14.1 of the Virginia Stock Corporation Act shall not apply to acquisitions of shares of capital stock of the Company.

ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS

                (c)     Exhibits

                3.3 Amendment of the Bylaws of Best Software, Inc. adopted by the Board of Directors at a meeting of the Board held on January 11, 2000.

                99.1 Press Release of Best Software, Inc. issued on January 12, 2000.

                99.2 Press Release of Best Software, Inc. issued on January 12, 2000.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BEST SOFTWARE, INC.


Date: January 13, 2000                    By: /s/ David N. Bosserman
                                              ----------------------
                                          Name:  David N. Bosserman
                                          Title: Executive Vice President, Chief
                                                 Financial Officer and Treasurer
                                                 (Principal Financial Officer)